Exhibit 23.01


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-69313, No. 33-10943, No. 33-31003, and No.
33-42771) of Meridian Insurance Group, Inc. of our report dated February 23, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Indianapolis, Indiana
March 28, 2001